SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


                        Date of Report: January 15, 1999
                       (Date of earliest event reported)


                             NATHAN'S FAMOUS, INC.
             (Exact Name of Registrant as Specified in its Charter)





      Delaware                     1-3189                        11-3166443
(State of Incorporation)         (Commission                  (I.R.S. Employer
                                 File Number)                Identification No.)


1400 Old Country Road, Westbury, New York                          11590
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(Address of Principal Executive Offices)                         (Zip Code)


Registrant's telephone number including area code             (516) 338-8500
                                                               -------------



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(Former name or former address, if changed since last report.)

ITEM 2.   Acquisition or Disposition of Assets
          ------------------------------------
 1. (a) On January 15, 1999, the Registrant, Miami Subs Corporation ("MSC") and Miami Acquisition Corp. ("Acquisition"), a wholly-owned subsidiary of the Registrant entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which Acquisition will merge with and into MSC and MSC will become a wholly-owned subsidiary of the Registrant (the "Merger"). Pursuant to the terms of the Merger Agreement, the shareholders of MSC will receive for each share of Common Stock of MSC (a) a fraction of a share of common stock of Nathan's having a market price of $2.068 per share at closing; provided that Nathan's shall not be required to issue more than one share of its common stock for each two shares of common stock of MSC; and (b) warrants to acquire Nathan's common stock at an exercise price of $6.00 per share at the rate of one warrant for each four shares of Nathan's common stock received by MSC's shareholders in the Merger.

      (b) MSC's facilities are used by it in the operation of its restaurants, and the Registrant expects to continue such operations, including under leases thereof.

ITEM 7. Financial Statements, Pro Forma Financial
        Information and Exhibits
        -----------------------------------------
      (a) Financial Statements of Business Acquired. Since it is impractical to provide the required financial statements at this time, the Company will file the required financial statements on Form 8-K/A as soon as practicable, but not later than sixty days after the required filing date of this report.

      (b) Pro forma Financial Information. Any required pro forma financial information will also be filed on Form 8-K/A within sixty days after the required filing date of this report.

      (c)  Exhibits.

     (1) Agreement and Plan of Merger dated as of January 15, 1999 by and among Nathan's Famous, Inc., Miami Subs Corporation and Miami Acquisition Corp. (incorporated by reference to Registrant's Schedule 13D dated January 15, 1999).

                                    SIGNATURE
                                    ---------
  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   Nathan's Famous, Inc.



                                   By:  /s/ Wayne Norbitz
                                       ---------------------------------
                                   Wayne Norbitz
                                   President and Chief Operating Officer

Date: January 29,1999